The following unaudited pro forma statement of operations data for the nine months ended September 30, 2012, and for the year ended December 31, 2011, give effect to the merger as if it occurred on January 1, 2011. The unaudited pro forma combined balance sheet data was computed as if the merger had been completed on September 30, 2012. This information is based on the historical consolidated balance sheets and related adjusted historical consolidated statements of income of MidSouth and PSB and gives effect to the merger using the purchase method of accounting for business combinations. The pro forma financial information assumes that no adjustments are made to the merger consideration as a result of (1) PSB’s Adjusted Capital being below $26.0 million as of the closing date or (2) the credit losses on the specified loans for purposes of the CVR payment exceeding the threshold that would require adjustment thereto.

The companies may have performed differently had they been combined at the date or for the periods presented. You should not rely on the selected unaudited pro forma combined financial data as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that MidSouth will experience after the merger.

The unaudited pro forma combined financial data includes estimated adjustments to record assets and liabilities of PSB at their respective fair values and represents estimates based on available information.  The pro forma adjustments included herein are subject to change as additional information becomes available.  The final allocation of the purchase price will be determined after further analyses with respect to the fair value of tangible and intangible assets as of the date the merger is completed.  The excess of the total purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill.  The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

MidSouth Bancorp, Inc. and Subsidiaries
Unaudited Pro Forma Combined Consolidated Balance Sheet
(in thousands)

	September 30, 2012
	MidSouth	PSB Financial	Pro Forma
	Bancorp, Inc.	Corp	Acquisition		Combined
Assets	Historical	Historical	Adjustments		Pro Forma

Cash and due from banks	$57,155	$22,348	$(27,603)	(1)	$51,900
Federal funds sold	2,500	5,800	-		8,300
Time Deposits in other banks	709	-	-		709
Securities available-for-sale	341,170	162,849	-		504,019
Securities held-to-maturity	117,628	-	-		117,628
Other investments	5,820	2,489	-		8,309
Loans	808,833	269,684	(14,000)	(2)	1,064,517
Allowance for loan losses	(7,374)	(3,580)	3,580	(3)	(7,374)
Loans, net of allowance	801,459	266,104	(10,420)		1,057,143
Bank premises and equipment, net	48,086	11,834	5,000	(4)	64,920
Accrued interest receivable	5,562	2,055	-		7,617
Goodwill	24,824	3,364	8,031	(5)	36,219
Other assets	24,023	16,586	6,248	(6)	46,857
Total Assets	$1,428,936	$493,429	$(18,744)		$1,903,621

Liabilities and Stockholders' Equity
Liabilities:
Deposits	$1,179,012	$402,995	$385	(7)	$1,582,392
Notes payable	-	27,483	-		27,483
Securities sold under repurchase agreements	55,233	1,085	-		56,318
Junior subordinated debenture	15,465	13,919	-		29,384
Other liabilities	10,891	7,667	151	(8)	18,709
Total liabilities	1,260,601	453,149	536		1,714,286
Stockholders' Equity:
Preferred stock	32,000	9,603	397	(9)	42,000
Common stock	1,063	720	(644)	(10)	1,139
Additional paid-in-capital	99,066	477	10,447	(11)	109,990
Unearned ESOP shares	-	(173)	173	(12)	-
Accumulated other comprehensive income	9,390	3,245	(3,245)	(13)	9,390
Treasury stock	(3,286)	-	-		(3,286)
Retained earnings	30,102	26,408	(26,408)	(14)	30,102
Total stockholders' equity	168,335	40,280	(19,280)		189,335
Total Liabilities and Stockholders' Equity	$1,428,936	$493,429	$(18,744)		$1,903,621

(1) To record $18 million of cash paid to PSB common stockholders (including the CVR threshold amount of $2 million) and $9.603 million paid to PSB preferred stockholders for redemption of shares
(2) To record estimated fair value adjustment of PSB's loans
(3) To eliminate preacquisition allowance for loan losses on PSB's financial statements
(4) To record estimated fair value adjustment of PSB's premises and equipment
(5) To eliminate preacquisition goodwill on PSB's financial statements and record goodwill on acquisition
(6) To record estimated fair value of the core deposit intangible of PSB
(7) To record estimated fair value adjustment of PSB's time deposits
(8) To record the estimated deferred income taxes of PSB
(9) To record the redemption of PSB preferred stock and the issuance of MidSouth preferred stock to be issued to PSB's stockholders
(10) To eliminate the par value of PSB common stock and to record the par value of MidSouth stock to be issued to PSB's stockholders
(11) To eliminate the the additional paid-in-capital on PSB's financial statements and record the excess of fair value over par value of MidSouth common stock to be issued to PSB's stockholders
(12) To eliminate value of preacquisition unearned ESOP shares on PSB's financial statements
(13) To eliminate preacquisition accumulated other comprehensive income on PSB's financial statements
(14) To eliminate preacquisition retained earnings on PSB's financial statements

The following table provides the calculation of the purchase price used in the pro forma financial statements.

MidSouth Bancorp, Inc. and Subsidiaries
Purchase Price Allocation
(in thousands)

Allocation of purchase price:
Common stock (756,534 shares at $14.54 per share)	$11,000
Preferred stock (100,000 shares at $100.00 per share)	10,000
Cash	18,000
Net assets acquired (book value)	(30,677)
8,323

Allocated to:
Loans, net of allowance	(10,420)
Bank premises and equipment, net	5,000
Core deposit intangible	6,248
Deferred income tax liability	(151)
Deposits	(385)
Write-off of goodwill on PSB's books	(3,364)
Total allocations	(3,072)

Purchase price less allocation to identifiable assets and liabilities (goodwill)	$11,395

MidSouth Bancorp, Inc. and Subsidiaries
Unaudited Pro Forma Combined Consolidated Statement of Operations
(in thousands)

	For the Nine Months Ended September 30, 2012
	MidSouth	PSB Financial	Pro Forma
	Bancorp, Inc.	Corp	Acquisition		Combined
	Historical	Historical	Adjustments		Pro Forma
Interest income:
Loans, including fees	$37,298	$11,003	$1,650	(1)	$49,951
Investments	8,609	3,208	(675)	(2)	11,022
			(120)	(3)
Federal funds sold	6	13	-		19
Interest bearing deposits in other banks	73	37	-		110
Total interest income	45,986	14,261	855		61,102

Interest expense:
Deposits	3,189	1,675	(86)	(4)	4,778
Other borrowings	564	559	-		1,123
Junior subordinated debentures	733	401	-		1,134
Total interest expense	4,486	2,635	(86)		7,035

Net interest income	41,500	11,626	941		54,067
Provision for loan losses	1,550	154	-		1,704
Net interest income after provision for loan losses	39,950	11,472	941		52,363

Non-interest income:
Service charges on deposits	5,590	1,492	-		7,082
Gain or loss on securities, net	204	(194)	-		10
Other charges and fees	5,453	1,072	-		6,525
Total non-interest income	11,247	2,370	-		13,617

Non-interest expenses:
Salaries and employee benefits	18,511	5,425	(1,485)	(5)	22,451
Occupancy expense	8,283	1,449	-		9,732
FDIC Insurance	695	229	-		924
Other	12,599	3,870	(521)	(6)	15,948
Total non-interest expenses	40,088	10,973	(2,007)		49,055

Income before income taxes	11,109	2,869	2,948		16,926
Provision for income taxes	3,096	703	1,032		4,831
Net earnings	$8,013	$2,166	$1,916		$12,095

Dividends on preferred stock	1,180	146	300	(7)	1,626
Net earnings available to common shareholders	$6,833	$2,020	$1,616		$10,469

Weighted average common shares outstanding:
Basic	10,471	73			11,228
Diluted	10,499	73			11,256
Earnings per share:
Basic	$0.65	$27.75			$0.93
Diluted	$0.65	$27.75			$0.93

(1) To record the accretion of the fair value adjustments to loans
(2) To record the increase in bond amortization as a result of the acquisition
(3) To record the opportunity cost of cash paid out to PSB shareholders
(4) To record the amortization of the fair value adjustments to deposits
(5) To record the estimated cost savings resulting from the acquisition
(6) To record the estimated cost savings resulting from the acquisition, net of the core deposit intangible amortization
(7) To record the dividend on preferred stock issued to PSB shareholders

MidSouth Bancorp, Inc. and Subsidiaries
Unaudited Pro Forma Combined Consolidated Statement of Operations
(in thousands)

	For the Twelve Months Ended December 31, 2011
	MidSouth	PSB Financial	Pro Forma
	Bancorp, Inc.	Corp	Acquisition		Combined
	Historical	Historical	Adjustments		Pro Forma
Interest income:
Loans, including fees	$41,887	$14,001	$2,800	(1)	$58,688
Investments	8,910	4,971	(1,000)	(2)	12,721
			(160)	(3)
Federal funds sold	14	17	-		31
Interest bearing deposits in other banks	196	19	-		215
Total interest income	51,007	19,008	1,640		71,655

Interest expense:
Deposits	4,023	3,074	(231)	(4)	6,866
Other borrowings	808	1,392	-		2,200
Junior subordinated debentures	971	778	-		1,749
Total interest expense	5,802	5,244	(231)		10,815

Net interest income	45,205	13,764	1,871		60,840
Provision for loan losses	3,925	729	-		4,654
Net interest income after provision for loan losses	41,280	13,035	1,871		56,186

Non-interest income:
Service charges on deposits	6,921	3,076	-		9,997
Gain or loss on securities, net	99	1,816	-		1,915
Other charges and fees	6,041	139	-		6,180
Total non-interest income	13,061	5,031	-		18,092

Non-interest expenses:
Salaries and employee benefits	21,763	7,867	(1,237)	(5)	28,393
Occupancy expense	9,281	1,129	-		10,410
Other	18,260	5,756	(200)	(6)	23,816
Total non-interest expenses	49,304	14,752	(1,437)		62,619

Income before income taxes	5,037	3,314	3,308		11,659
Provision for income taxes	564	854	1,158		2,576
Net earnings	$4,473	$2,460	$2,150		$9,083

Dividends on preferred stock	1,802	195	400	(7)	2,397
Net earnings available to common shareholders	$2,671	$2,265	$1,750		$6,686

Weighted average common shares outstanding:
Basic	9,787	73			10,544
Diluted	9,799	73			10,556
Earnings per share:
Basic	$0.27	$31.02			$0.63
Diluted	$0.27	$31.02			$0.63

(1) To record the accretion of the fair value adjustments to loans
(2) To record the increase in bond amortization as a result of the acquisition
(3) To record the opportunity cost of cash paid out to PSB shareholders
(4) To record the amortization of the fair value adjustments to deposits
(5) To record the estimated cost savings resulting from the acquisition
(6) To record the estimated cost savings resulting from the acquisition, net of the core deposit intangible amortization
(7) To record the dividend on preferred stock issued to PSB shareholders